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EXHIBIT 10.2

             Amendment to Schedule B of the Asset Purchase Agreement
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                                     Between
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                Grizzly Creek Leasing, LLC AND DLR Funding, Inc.
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This Amendment replaces the original Schedule B from the Asset Purchase
Agreement dated March 9, 2006 in its entirety.

EXHIBIT B: PAYMENT TERMS -Amendment
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On the Closing Date, Purchaser shall deliver to Seller the following:

In exchange for all the assets of Seller, Purchaser will deliver the equivalent of Eight Million, Two Hundred Ninety Six Thousand, Four Hundred Twenty Four dollars ($8,296,424) worth of Common shares of DLR Funding Inc. of which will be paid as follows:

Common stock, in the amount of Four Million, One Hundred Forty Eight Thousand, Two Hundred Twelve (4,148,212) shares, convertible to Preferred Stock, Class B-15 in the equivalent dollar value of $2 per Preferred share to $1 per Common share, all shares subject to Rule 144.


The parties to this Amendment have caused this Agreement to be executed and delivered as of May 3, 2006.

SELLER                                            PURCHASER

Grizzly Creek Leasing, LLC                        DLR Funding, Inc.

By: /s/ Virginia Brinkman                         By: /s/ Albert Reda
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Print Name: Virginia Brinkman, Manager            Print Name: Albert Reda, CEO

By: /s/ Thomas Anderson
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By: Thomas Anderson, Manager

By: /s/ Rick Anderson
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By: Rick Anderson, Manager